As Filed With The Securities and Exchange Commission on January 5, 1999

                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                 EARTHWEB INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                              13-3899472
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                                 3 Park Avenue
                           New York, New York 10016
             (Address of registrant's principal executive offices)

                           1998 Stock Incentive Plan
                       1998 Employee Stock Purchase Plan
                          (Full titles of the plans)

                                Jack D. Hidary
                     President and Chief Executive Officer
                                 EarthWeb Inc.
                                 3 Park Avenue
                           New York, New York 10016
                                (212) 725-6550
(Name, address and telephone number, including area code, of agent for service)

                             With a copy sent to:

                           Joseph W. Bartlett, Esq.
                            Morrison & Foerster LLP
                          1290 Avenue of the Americas
                         New York, New York 10104-0012
                                (212) 468-8000

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------
Title of Securities      Amount to     Maximum Offering    Maximum Aggregate    Amount of Registration
  to be Registered     be Registered    Price Per Share     Offering Price              Fee
---------------------------------------------------------------------------------------------------------
Common stock, $.01 par   375,000 (1)       41 5/8 (2)     15,609,375             4,339.41
 value per share
Common stock, $.01 par   159,000 (3)       41 5/8 (2)      6,618,375             1,839.91
 value per share
                       ----------------------------------------------------------------------------------
     Total               534,000                          22,227,750             6,179.32

(1) Represents the number of shares that may be issued until December 31, 1999 under the 1998 Stock Incentive Plan.
(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The computation is the average of high and low prices of the common stock on the Nasdaq National Market on December 30, 1998.
(3) Represents the number of shares that may be issued until December 31, 1999 under the 1998 Employee Stock Purchase Plan.

                                EXPLANATORY NOTE

     EarthWeb Inc. has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "1933 Act"), to register shares of common stock, $.01 par value per share, of EarthWeb, issuable pursuant to EarthWeb's 1998 Stock Incentive Plan and 1998 Stock Purchase Plan.

     Under cover of this Form S-8 is a Reoffer Prospectus EarthWeb prepared in accordance with Part I of Form S-3 under the 1933 Act. The Reoffer Prospectus may be utilized for reofferings and resales of up to 2,482 shares of common stock acquired by a selling stockholder.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     EarthWeb Inc. will send or give the documents containing the information specified in Part 1 of Form S-8 to employees as specified by Securities and Exchange Commission Rule 428 (b) (1) under the Securities Act of 1933, as amended (the "1933 Act"). EarthWeb does not need to file these documents with the commission either as part of this Registration Statement or as prospectuses or prospectus supplements under Rule 424 of the 1933 Act.

                               REOFFER PROSPECTUS

                                 EarthWeb Inc.
                                 3 Park Avenue
                              New York, NY  10016
                                 (212) 725-6550

                          2,482 SHARES OF COMMON STOCK

     The shares of common stock, $.01 par value per share, of EarthWeb Inc. ("EarthWeb" or the "Company") offered hereby (the "Shares") will be sold from time to time by Geoffrey Smith (the "Selling Stockholder"). The Selling Stockholder acquired the Shares pursuant to a compensatory benefit plan with EarthWeb for consulting services the Selling Stockholder provided to EarthWeb.

     The sales may occur in transactions in the over-the-counter market (quoted on the Nasdaq National Market) at prevailing market prices or in negotiated transactions. EarthWeb will not receive proceeds from any of these sales. EarthWeb is paying for the expenses incurred in registering the Shares.

     The Shares are "restricted securities" under the Securities Act of 1933 (the "1933 Act") before their sale under the Reoffer Prospectus. The Reoffer Prospectus has been prepared for the purpose of registering the Shares under the 1933 Act to allow for future sales by the Selling Stockholder to the public without restriction. To the knowledge of the Company, the Selling Stockholder has no arrangement with any brokerage firm for the sale of the Shares. The Selling Stockholder may be deemed to be an "underwriter" within the meaning of the 1933 Act. Any commissions received by a broker or dealer in connection with resales of the Shares may be deemed to be underwriting commissions or discounts under the 1933 Act.

     EarthWeb's common stock is traded in the over-the-counter market and quoted on the Nasdaq National Market under the symbol "EWBX". On December 30, 1998 the high price for the common stock, as reported on the Nasdaq National Market was $43 3/8 per share and the low price was $39 7/8 per share.

                                   __________

This investment involves a high degree of risk. Please see "Risk Factors" beginning on page 8.

                                   __________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this Reoffer Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                   __________


                               January 5, 1999

                                   __________

                               TABLE OF CONTENTS


                    Where You Can Find More Information..   5
                    Incorporated Documents...............   5
                    The Company..........................   7
                    Risk Factors.........................   8
                    Use of Proceeds......................  20
                    Selling Stockholder..................  20
                    Plan of Distribution.................  20
                    Legal Matters........................  21
                    Experts..............................  21

                                   __________

You should only rely on the information incorporated by reference or provided in this Reoffer Prospectus or any supplement. We have not authorized anyone else to provide you with different information. The common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this Reoffer Prospectus or any supplement is accurate as of any date other than the date on the front of this Reoffer Prospectus.

                      WHERE YOU CAN FIND MORE INFORMATION

     EarthWeb files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC") as required by the Securities Exchange Act of 1934, as amended (the "1934 Act"). You may read and copy any reports, statements or other information we file at the SEC's Public Reference Rooms at:

        . 450 Fifth Street, N.W., Washington, D.C. 20549;

        . Seven World Trade Center, 13th Floor, New York, N.Y. 10048; or

        . Northwest Atrium Center, 5000 West Madison Street, Suite 1400,
          Chicago, IL. 60661.

Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. Our filings are also available to the public from commercial document retrieval services and the SEC website (http://www.sec.gov).

                             INCORPORATED DOCUMENTS

     The SEC allows EarthWeb to "incorporate by reference" information into this Reoffer Prospectus, which means that the Company can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Reoffer Prospectus, except for any information superseded by information in this Reoffer Prospectus.

     EarthWeb's prospectus dated November 10, 1998, filed pursuant to Rule 424(b) of the 1993 Act, is incorporated herein by reference. In addition, all documents filed or subsequently filed by the Company under Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, before the termination of this offering, are incorporated by reference.

     The Company will provide without charge to each person to whom a copy of this Reoffer Prospectus is delivered, upon oral or written request, a copy of any or all documents incorporated by reference into this Reoffer Prospectus (excluding exhibits unless the exhibits are specifically incorporated by reference into the information the Reoffer Prospectus incorporates). Requests should be directed to the Controller of EarthWeb, at EarthWeb's executive offices, located at 3 Park Avenue, 38th Floor, New York, NY 10016. EarthWeb's telephone number at that location is (212) 725-6550. The Company's corporate Web site address is http://www.earthweb.com. Information contained on the Company's Web site is not part of this Reoffer Prospectus.

                                  THE COMPANY

     EarthWeb Inc. ("EarthWeb" or the "Company") is the leading provider of Internet-based online services to the information technology ("IT") community worldwide. The Internet is a communications medium that enables millions of people worldwide to have access to current news and information, create community among individuals with similar professional or personal interests and purchase software and other products electronically. IT professionals, typically, play an important role in many organizations, with responsibility for developing, deploying and maintaining information technologies, such as software applications, communication networks, computer hardware and technical support systems.

     The Company's integrated business-to-business online services address the needs of IT professionals for content, community and commerce:

      . Content offerings include a wide range of technical materials, such as resource directories, tutorials and a reference library, which enhance the ability of IT professionals to perform their job functions.

      . Community areas, such as bulletin boards and question and answer services, allow users to help one another solve technical problems and share information.

      . Commerce services provide a single online source for IT professionals to purchase specialized software and other products.

EarthWeb's online services also offer a channel through which advertisers and vendors can efficiently and effectively target what the Company believes to be the largest aggregation of IT professionals worldwide.

     As a global intermediary for IT professionals, advertisers and vendors, EarthWeb is positioned as a trusted third party that offers an integrated environment where these constituencies can share information, interact with one another and transact business.

     The Company's principal executive office is located at 3 Park Avenue, New York, New York 10016, and its telephone number at this location is (212) 725-6550. EarthWeb's corporate Web site address is http://www.earthweb.com. Information contained on the Company's Web site is not part of this Reoffer Prospectus.

                                  RISK FACTORS

     In this section we highlight some of the risks associated with EarthWeb's business and operations. Prospective investors should carefully consider the following risk factors when evaluating an investment in the common stock offered by this Reoffer Prospectus.

Extremely Limited Operating History; Anticipated Losses

     Although EarthWeb commenced operations in October 1994, it did not begin operating its current business of providing online services to IT professionals until October 1995 and did not begin generating advertising revenues until June 1996. Accordingly, your evaluation of EarthWeb will be based on an extremely limited operating history. You must consider that its prospects are subject to the risks, expenses and uncertainties frequently encountered by companies in the new and rapidly evolving markets for Internet products and services. These risks include:

    . the failure to continue to develop and extend EarthWeb's online service brands;

    . the rejection of EarthWeb's services by Internet users, vendors or advertisers;

    . the inability of EarthWeb to maintain and increase the levels of traffic on its online services;

    . the development of similar or superior services or products by competitors;

    .  the failure of the market to adopt the Internet as an advertising medium;

    . the failure to successfully sell Internet advertising through EarthWeb's recently developed internal sales force;

    . reductions in market prices for Internet advertising as a result of competition or other factors;

    . the inability of EarthWeb to integrate effectively the technology and operations of any acquired businesses or technologies with its operations; and

    . the inability to identify, attract, retain and motivate qualified personnel.

EarthWeb's failure to succeed in one or more of these areas could have a material adverse affect on its business, results of operations and financial condition.

     As of September 30, 1998, EarthWeb had an accumulated deficit of $13.6 million. Although EarthWeb has experienced revenue growth in recent periods, there can be no assurance that the revenues of EarthWeb will continue at their current level or increase in the future. EarthWeb has not achieved profitability on a quarterly or annual basis to date, and EarthWeb anticipates that it will continue to incur net losses for the foreseeable future. EarthWeb currently expects to increase its operating expenses significantly, expand its sales and marketing operations and continue to develop and extend its online services. If these expenses exceed revenues, EarthWeb's business, results of operations and financial condition could be materially and adversely affected.

     The extremely limited operating history of EarthWeb and the uncertain nature of the markets addressed by EarthWeb make the prediction of future results of operations difficult or impossible. Therefore, EarthWeb's recent revenue growth should not be taken as indicative of the rate of revenue growth, if any, that can be expected in the future. EarthWeb believes that period-to-period comparisons of its results of operations are not meaningful and that you should not rely on the results for any period as an indication of future performance.

Developing Market; Unproven Acceptance of EarthWeb's Online Services

     The market for EarthWeb's online services has only recently begun to develop, is rapidly evolving and can be characterized by an increasing number of market entrants. Typical of a new and rapidly evolving industry, demand and market acceptance for recently introduced services is subject to a high level of uncertainty and risk. Because of this it is difficult to predict either the future growth rate, if any, or the size of EarthWeb's market for online services. This market may not continue to develop or become sustainable. If use of its online services does not grow, EarthWeb's ability to establish other online services would be materially and adversely impacted. In addition, EarthWeb's business strategy includes plans to extend its online services model to additional segments of the IT industry. EarthWeb may not be successful in its efforts, however.

Dependence on Continued Growth in the Use of the Internet; Dependence on Internet Infrastructure

     EarthWeb's future success depends substantially on continued growth in Internet use, to support the sale of advertising on EarthWeb's online services, and on the acceptance and volume of commerce transactions on the Internet. EarthWeb cannot assure you that the number of Internet users will continue to grow or that commerce over the Internet will become more widespread. Typical of a new and rapidly evolving industry, demand and market acceptance for recently introduced services are subject to a high level of uncertainty. The Internet may not prove to be a viable commercial marketplace for a number of reasons, including:

    .  lack of acceptable security technologies;

    .  lack of access and ease of use;

    .  congestion of traffic;

    . inconsistent quality of service and lack of availability of cost-effective, high-speed service;

    .  potentially inadequate development of the necessary infrastructure;

    .  excessive governmental regulation;

    . uncertainty regarding intellectual property ownership or timely development; and

    . commercialization of performance improvements, including high speed modems.

See the discussion below under the headings "Online Security Risks," "Intellectual Property," and "Government Regulation and Legal Uncertainties" for additional information.

    EarthWeb's success depends also upon, among other things, the continued development and maintenance of a viable Internet infrastructure to support the continued growth in the use of the Internet. The maintenance and improvement of this infrastructure will require the timely development of products, such as high speed modems and communications equipment, to continue to provide reliable Internet access and improved content. Because the current Internet infrastructure may not be able to support an increased number of users or the increased service requirements of users, the performance or reliability of the Internet may be adversely affected. Furthermore, the Internet has experienced certain outages and delays from damage to its infrastructure. Similar outages or delays in the future, including those resulting from Year 2000 problems, could have an adverse impact on the traffic on EarthWeb's online services. Further, delays in the development or adoption of new Internet features (features designed to support increased levels of activity, for example) may reduce the effectiveness of the Internet. EarthWeb cannot give any assurance that the infrastructure, products or services necessary to ensure the continued expansion of the Internet will be developed or that the Internet will become a viable commercial medium for advertisers. If the necessary infrastructure, standards, protocols, products, services or facilities are not developed, or if the Internet does not become a viable commercial medium, EarthWeb's business, results of operations and financial condition could be materially and adversely affected. Even if such developments do occur, EarthWeb still may incur substantial expenditures in adapting its services to the changing or emerging technologies, and this, too, could have a material adverse effect on EarthWeb's business, results of operations and financial condition.

Reliance on Advertising Revenues and Uncertain Adoption of the Internet as an Advertising Medium

     EarthWeb now derives substantially all of its revenues from selling advertisements on its online services under short-term contracts. Most of EarthWeb's advertising customers have only limited experience with Internet advertising. Most have not devoted a significant portion of their advertising expenditures to the Internet, and they may not find this advertising to be an effective way to promote their products and services relative to traditional print and broadcast media. EarthWeb's ability to generate significant advertising revenues depends on, among other factors:

    . advertisers' acceptance of the Internet as an effective and sustainable advertising medium;

    . the development of a large base of EarthWeb users who possess demographic characteristics attractive to advertisers; and

    . EarthWeb's ability to maintain effective advertising delivery and measurement systems.

A system measuring the effectiveness of Internet advertising has not found widespread acceptance in the business community, and EarthWeb cannot give any assurances that a standard system will be developed to help turn Internet advertising into a significant advertising medium. The Company cannot give any assurance that advertisers will determine that advertising across the top, bottom or sides of a web page ("banner advertising"), which comprises substantially all of EarthWeb's revenues, is an effective or attractive way to advertise either. Moreover, EarthWeb may not effectively transition to any other form of Internet advertising that might develop.

     Certain advertising filter software programs limit or remove advertising from an Internet user's computer screen. This software, if generally adopted by users, could have a materially adverse effect on the viability of Internet advertising. EarthWeb relies primarily on its in-house advertising sales force for domestic advertising sales, which involves additional risks and uncertainties, such as risks associated with the recruitment, retention, management, training and motivation of sales personnel. As a result the Company cannot assure you that it will sustain or increase current advertising sales levels, and this failure could have a material adverse effect on EarthWeb's business, results of operations and financial condition.

     In addition, there is intense competition in the sale of Internet advertising, from web sites providing Internet search capabilities (often termed "portals") and other high-traffic sites, for instance. The result is that vendors quote a wide range of rates for a variety of advertising services, making future levels of Internet advertising revenues difficult to project. Competition for advertising placements among current and future Internet portals and other popular Web sites, as well as competition with traditional media, could result in significant price competition, reduced pricing for Internet advertising and reductions in EarthWeb's advertising revenues.

Dependence on a Limited Number of Advertisers

     EarthWeb's revenues to date have been derived from a limited number of customers who advertise on EarthWeb's services, and EarthWeb expects that a limited number of advertisers will continue to account for a significant portion of its revenues. In particular,

    . Microsoft accounted for approximately 14% of EarthWeb's revenues for the nine months ended September 30, 1998, and IBM accounted for approximately 10% of revenues for the same period; and

    . EarthWeb's top 20 advertisers accounted for an aggregate of approximately 59% of the Company's revenues during those nine months.

Both Microsoft and IBM advertised on EarthWeb's online services during the year ended December 31, 1997, but revenues from each accounted for less than 10% of EarthWeb's revenues during that period.

     Moreover, EarthWeb typically sells advertisements pursuant to purchase order agreements that are subject to cancellation. EarthWeb can give no assurances that current advertisers will continue to purchase advertising from EarthWeb or that the Company will attract successfully additional advertisers. The loss of one or more advertisers representing a material portion of EarthWeb's revenues could have a material adverse effect on EarthWeb's business, results of operations and financial condition. In addition, if a significant advertiser did not pay or paid late amounts it owed the Company, that, too, could have a material adverse effect on EarthWeb's business, results of operations and financial condition.

Competition

     The market for Internet-based online services is relatively new, intensely competitive and rapidly changing. Since the advent of commercial services on the Internet, the number of online services competing for users' attention and spending has proliferated. One of many reasons for this is the absence of substantial barriers to entry. EarthWeb expects competition will intensify in the future. EarthWeb competes with companies that have sections of their Web sites directed at segments or sub-segments of the IT community, such as Ziff-Davis (InternetUser), CNET (builder.com and activex.com), CMP (TechWeb), Mecklermedia (webdeveloper.com), Wired Digital (Webmonkey) and IDG (Javaworld). EarthWeb also competes for circulation and advertising impressions with general interest web sites and traditional media. With respect to product sales, EarthWeb competes with traditional and online retailers of products such as books and software.

     Many of EarthWeb's current and potential competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than EarthWeb. These competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements and to devote greater resources to the development, promotion and sale of their products and services. EarthWeb may not be able to compete successfully against its current or future competitors.

Fluctuations in Quarterly Results of Operations; Seasonality

     Because of its extremely limited operating history, EarthWeb does not have financial data for a large number of past periods on which to project future operating expenses. EarthWeb's expense levels are based in part upon its expectations concerning future revenue and, to a large extent, are fixed. Quarterly revenues and operating results depend largely on the quarter's advertising revenues, which are difficult to forecast. Accordingly, the cancellation or deferral of a small number of advertising contracts could have a material adverse impact on EarthWeb's business, results of operations and financial condition. EarthWeb may fail to adjust spending in a timely manner to compensate for any unexpected revenue shortfall, and any significant shortfall in relation to EarthWeb's expectations would have an immediate and adverse effect on EarthWeb's business, results of operations and financial condition.

     EarthWeb's results of operations may fluctuate significantly in the future due to a variety of factors, many of which are outside the Company's control. These factors include, among others:

    .  the level of usage of the Internet;

    .  demand for Internet advertising;

    .  the addition or loss of advertisers;

    .  the level of user traffic on EarthWeb's online services;

    .  economic conditions specific to the Internet industry and online media;
       and

    .  economic conditions generally.

Management believes revenues are also subject to seasonal fluctuations because advertisers generally place fewer advertisements during the first and third calendar quarter of each calendar year. As a strategic response EarthWeb may make pricing, service or marketing decisions or undertake business combinations that could have a material adverse effect on EarthWeb's business, results of operations and financial condition.

     Due to the above factors and others, EarthWeb's quarterly operating results may fall below the expectations of securities analysts and investors in the future. In such event, the trading price of EarthWeb's common stock would likely be materially and adversely affected.

Risks Associated with Brand Development

     EarthWeb believes that establishing and maintaining brand identity of its several brands is critical to attracting and expanding its targeted Internet audience and that the importance of brand recognition will increase due to the growing number of Internet online services. Promotion and enhancement of EarthWeb's brands will depend largely on EarthWeb's success in continuing to provide high-quality online services, which cannot be assured. If users do not perceive EarthWeb's existing online services to be high quality, or if EarthWeb introduces new online services or enters into new business ventures that are not favorably received by users, EarthWeb may dilute its brands and decrease the attractiveness of its audiences to advertisers. Furthermore, to attract and retain Internet users and to promote and maintain its brands in response to competitive pressures, EarthWeb may find it necessary to increase substantially its financial commitment to creating and maintaining distinct brand loyalty among users. If EarthWeb fails to provide high-quality online services, or otherwise fails to promote and maintain its brands, or if the Company incurs excessive expenses in an attempt to improve its online services, or promote and maintain its brands, EarthWeb's business, results of operations and financial condition could be materially and adversely affected.

Dependence on Key Personnel

     EarthWeb's performance is substantially dependent on the performance of its senior management and key technical personnel. In particular, EarthWeb's success depends substantially on the continued efforts of Jack D. Hidary and William Gollan. EarthWeb has acquired key person life insurance on only certain members of its senior management personnel. The loss of the services of any of its executive officers or other key employees could materially and adversely affect the Company's business, results of operations and financial condition.

     EarthWeb's future success also depends upon its continuing ability to attract and retain highly qualified technical and managerial personnel. Competition for these personnel is intense, and the Company's management cannot provide any assurances that it will be able to attract and retain highly qualified technical and managerial personnel now or in the future. The inability to attract and retain the necessary technical and managerial personnel could have a material and adverse impact on EarthWeb's business, results of operations and financial condition.

Management of Growth

     EarthWeb's recent growth has placed, and is expected to continue to place, significant strain on its managerial, operational and financial resources. To manage its future growth, EarthWeb must continue to implement and improve its operational and financial systems and to expand, train and manage its employees. EarthWeb also currently intends to establish or acquire additional services, creating more operational and management complexities. In addition, EarthWeb expects that its operational and management systems will face increased strain as a result of the expansion of its services into new segments of the IT industry. EarthWeb may not be able to manage effectively the expansion of its operations; EarthWeb's systems, procedures and controls may not be adequate to support EarthWeb's operations; and management may not be able to achieve the rapid execution necessary to fully exploit market opportunities for the expansion of the Company's online services. The inability to manage growth effectively could materially and adversely affect EarthWeb's business, results of operations and financial condition.

Risks Associated with Potential Acquisitions

     Since EarthWeb commenced its current business in 1996, its strategy has included the acquisition of certain assets of Internet-based companies that provide content and other information enhancing the Company's online services. EarthWeb expects to continue this strategy in the future. Continued growth will depend in part on the Company's ability to identify suitable acquisition candidates and to acquire them on appropriate terms. Any acquisitions will be accompanied by risks commonly encountered in these transactions, including:

    . difficulties with assimilating the technology, operations and personnel of the acquired companies;

    .  potential disruption of EarthWeb's ongoing business;

    . additional expenses associated with amortization of acquired intangible assets;

    .  maintenance of uniform standards, controls, procedures and policies; and

    .  the potential unknown liabilities associated with acquired businesses.

There can be no assurance that EarthWeb will be able to identify candidates that it deems suitable for acquisition or that EarthWeb will be able to consummate desired acquisitions on terms acceptable to it or that it will be successful in integrating the acquired companies. If realized, any of these risks could materially and adversely impact EarthWeb's business, results of operations and financial condition.

Risks Associated with International Operations and Expansion

     A key part of EarthWeb's strategy is to develop its online service brands in international markets. To date, EarthWeb has only limited experience in developing localized versions of its online services and in marketing and operating its online services internationally. EarthWeb intends to enter into relationships with foreign business partners. If the international revenues are not adequate to offset investments in international activities, EarthWeb's business, results of operations and financial condition could be materially and adversely affected. EarthWeb may have difficulty in managing international operations because of distance, language or cultural differences, and management cannot give any assurance that EarthWeb or its future foreign business associates will be able to successfully market and operate its online services in foreign markets. EarthWeb also believes that in light of substantial anticipated competition it will have to implement its international business strategy quickly if it is to obtain a significant share of the market, but there can be no assurance that EarthWeb will be able to do this. There are certain other risks inherent in transacting international business, such as:

    .  unexpected changes in regulatory requirements;

    .  export restrictions;

    .  trade barriers;

    .  difficulties in staffing and managing foreign operations;

    .  political instability;

    .  fluctuations in currency exchange; and

    .  adverse tax consequences.

Any of these risks could adversely impact the success of EarthWeb's international operations and, consequently, EarthWeb's overall business, results of operations and financial condition.

Dependence on Content Providers

     EarthWeb's success depends upon its ability to provide a wide range of in-depth content. The markets for EarthWeb's online services are characterized by rapidly changing technology, emerging industry standards and the rapidly changing needs of IT professionals. EarthWeb relies on a number of publishers of technical materials, its vendors and the users of its online services for the provision of up-to-date content. No single content provider is material to EarthWeb's operations. However, the Company cannot give any assurances that current vendors, the current online audience or the publishers of technical materials with whom EarthWeb maintains relationships will continue to provide the Company with a similar flow of content, in terms of quality or quantity, or that they will do so on the same terms. If the flow of content for EarthWeb's online services decreases either in terms of quality or quantity (or ceases completely), EarthWeb's business, results of operations and financial condition could be materially adversely impacted.

Dependence on Strategic Alliances

     EarthWeb relies on strategic alliances with, among others, Sun Microsystems, IBM, Microsoft, CMP, Ziff-Davis, MacMillan and Netscape to attract users to its online services and paid advertising to its online services. The Company cannot assure you that these relationships will continue beyond their initial terms or that EarthWeb will develop additional third party alliances on acceptable commercial terms, if at all. No one of these strategic alliances is individually material to EarthWeb's operations. However, EarthWeb's inability to maintain current strategic relationships generally or to develop new strategic relationships could materially and adversely affect EarthWeb's business, results of operation and financial condition.

Risk of Capacity Constraints and Systems Failures

     The performance of EarthWeb's online services is critical to EarthWeb's reputation, its ability to attract advertisers and its achieving market acceptance of its online services. Any system failure, including network, software or hardware failure, that causes interruption or an increase in response time of EarthWeb's online services could result in decreased usage of EarthWeb's services. If sustained or repeated any failure could reduce the attractiveness of EarthWeb's online services to its users, vendors and advertisers. Increase in the volume of queries conducted through EarthWeb's online services could also strain the capacity of the software or hardware employed by EarthWeb, which could lead to slower response time or system failures, and adversely affect EarthWeb's advertising revenues. EarthWeb also faces technical challenges associated with the increasing need to direct its online offerings to specific population bases and certain geographic areas.

     It is increasingly important and complex for the Company to manage advertising within its large, high traffic Internet online service. EarthWeb relies on both internal and licensed software for managing the placement of its advertisements and analyzing their effectiveness. To the extent that any extended failure of EarthWeb's advertising management system results in incorrect advertising placement, EarthWeb may be exposed to "make good" obligations to its advertising customers. A "make good" obligation requires a party to keep providing a service until the promised result is achieved. If a promised advertisement did not appear in the location and for the time period agreed, for example, EarthWeb would have to place that advertisement again. By displacing other advertising inventory, such obligations could defer advertising revenues and materially and adversely impact

EarthWeb's business, results of operations and financial condition. EarthWeb's operations are dependent in part upon its ability to protect its operating systems against physical damage from acts of God, power loss, telecommunications failures, physical break-ins and similar events. The occurrence of any of these events could result in interruptions, delays or cessations in service to users of EarthWeb's online services, which might also materially and adverse impact EarthWeb's business, results of operations and financial condition.

Online Security Risks

     EarthWeb is potentially vulnerable to attempts by unauthorized computer users, or "hackers," to penetrate EarthWeb's network security. If successful, hackers could steal proprietary information or cause interruptions in EarthWeb's online services. EarthWeb may be required to expend significant capital and resources to protect against the threat of security breaches or to alleviate problems caused by breaches. In addition, inadvertent transmission of computer viruses could expose EarthWeb to risk of loss or litigation and possible liability. Continued concerns over the security of Internet transactions and the privacy of the users may also inhibit the growth of the Internet generally as a means of conducting commercial transactions.

Intellectual Property

     Legal standards relating to the validity, enforceability and scope of protection of certain intellectual property rights in Internet-related industries are uncertain and evolving. Therefore, EarthWeb can offer no assurances about the future viability or value of any its intellectual property rights or the rights of other companies in the IT industry. EarthWeb can offer no assurances that the steps it takes to protect its intellectual property rights will be adequate or that third parties will not infringe or misappropriate its proprietary rights. Any infringement or misappropriation could materially and adversely impact EarthWeb's business, results of operations and financial condition. Furthermore, EarthWeb's business activities may infringe upon the proprietary rights of others and other parties may assert infringement claims against EarthWeb. EarthWeb anticipates that it may be subject to claims in the ordinary course of its business, including claims that EarthWeb has infringed the trademarks and other intellectual property rights of third parties by:

    .  disseminating content on the Company's online services; or

    . providing access to the content of third parties on the Company's online services.

Any claims and related litigation could subject EarthWeb to significant liability for damages and could result in invalidation of EarthWeb's proprietary rights and, even if not meritorious, could be time-consuming and expensive to defend and could result in the diversion of management time and attention, any of which could have a material adverse effect on EarthWeb's business, results of operations and financial condition

     EarthWeb regards substantial elements of its online services as proprietary and attempts to protect them by relying on:

    .  service mark;

    .  trade dress;

    .  copyright;

    .  trade secret laws; and

    .  restrictions on disclosure and transferring title.

EarthWeb currently has no patents or patents pending for its online services and does not anticipate that patents will become a significant part of its intellectual property in the foreseeable future. EarthWeb enters into confidentiality agreements with its employees, consultants, vendors and customers; license agreements with third parties; and generally seeks to control access to and distribution of its technology, documentation and other proprietary information. EarthWeb generally registers its service marks in the United States and internationally and has obtained United States service mark registrations for "EarthWeb" and the related logo (the "Fang Logo Design"). The Company has been assigned "Plugin Datamation" and "Datamation" service marks and has applied for the registration of certain other marks, including "developer.com" and "developer direct." Effective service mark, copyright and trade secret protection may not be available in every country in which EarthWeb's online services are distributed or made available through the Internet. Management cannot give any assurances that the steps the Company takes to protect its proprietary rights will be adequate or that third parties will not infringe or misappropriate EarthWeb's copyrights, service marks, trade dress and similar proprietary rights.

     EarthWeb has licensed in the past, and it may license in the future, certain elements of its distinctive trademarks, service marks, trade dress, trade secrets and similar proprietary rights to third parties, in connection with EarthWeb's online services that may be operated by third parties, for example. While EarthWeb attempts to ensure that the quality of its several brands is maintained by licensees, EarthWeb may not be able to prevent licensees from taking actions that could materially and adversely affect the value of EarthWeb's proprietary rights or the reputation of its online services, either of which could materially and adversely affect on EarthWeb's business, results of operation and financial condition. Also, EarthWeb is aware that third parties have from time to time copied significant portions of developer.com directory listings for use in competitive Internet navigational tools and services, and the Company can give no assurances that the distinctive elements of developer.com can be protected under copyright law.

Year 2000 Compliance

     The Year 2000 issue involves the potential for system and processing failures of date-related data resulting from computer-controlled systems using two digits rather than four to define the applicable year. For instance, computer programs that contain time-sensitive software may recognize a date using two digits of "00" as the year 1900 rather than the year 2000. This could result in system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices or engage in similar ordinary business activities.

     EarthWeb believes that its internal software and hardware systems will function properly with respect to dates in the year 2000 and thereafter and has completed its internal IT and non-IT assessment. EarthWeb expects to incur no significant costs in the future for Year 2000 problems. Nonetheless, there can be no assurance in this regard until such systems are operational in the Year 2000. EarthWeb has contacted all of its significant suppliers to determine the extent to which EarthWeb's systems are vulnerable to those parties' failure to make their own systems Year 2000 compliant. These suppliers have informed EarthWeb that their systems are Year 2000 compliant. Additionally, any Year 2000 problems experienced by EarthWeb's advertising customers could affect the placement of advertisements on EarthWeb's online services. If any of EarthWeb's suppliers or vendors prove not to be Year 2000 compliant, EarthWeb believes that it could find a replacement vendor or supplier which is Year 2000 compliant without significant delay or expense. However, if substantially all of EarthWeb's suppliers and vendors prove not to be Year 2000 compliant and if EarthWeb experiences difficulties in finding replacement vendors, then EarthWeb's business could be materially and adversely affected. EarthWeb's suppliers' and vendors' failures to correct material Year 2000 problems could result in an interruption in, or a failure of, certain normal business activities or operations at EarthWeb. Any failures could materially and adversely affect EarthWeb's results of operations, liquidity and financial condition. Due to general uncertainty inherent in the Year 2000 problem, resulting from the uncertainty of the Year 2000 readiness of third-party suppliers and vendors, EarthWeb cannot determine at this time whether the consequences of Year 2000 failures will have a material impact on EarthWeb's results of operations, liquidity or financial condition.

Liability For Information Services

     Because online users may download and distribute content that third parties make available on EarthWeb's services, parties may assert claims against EarthWeb for defamation, negligence or personal injury, or based on other theories, due to the nature of this content. Parties have brought, and sometimes successfully asserted, these types of claims against online service providers in the past. In addition, EarthWeb could be exposed to liability connected with the selection of listings accessible through EarthWeb's online services or through content and materials that may be posted by users in EarthWeb's classifieds, bulletin board or chat room services. The claims may include assertions that by providing hypertext links to third-party Internet sites EarthWeb is liable for wrongful actions by those third parties through those sites. It is also possible that users could make claims against EarthWeb for losses incurred in reliance on information provided on EarthWeb's online services. Although EarthWeb carries general liability insurance, this insurance may not cover potential claims of this type or may not be adequate to indemnify EarthWeb fully. Liability or legal defense expenses uncovered by insurance or in excess of insurance coverage could have a material adverse effect on EarthWeb's business, results of operations and financial condition.

Government Regulation and Legal Uncertainties

     Since few laws or regulations directly apply to access or commerce on the Internet at this time, EarthWeb is not subject to direct government regulation, other than regulations applicable to businesses generally. However, federal, state, local and foreign governmental organizations are considering a number of legislative and regulatory proposals. These entities may therefore adopt a number of new laws or regulations connected with:

    .  privacy;

    .  taxation;

    .  infringement;

    .  pricing;

    .  quality of products and services; and

    .  intellectual property ownership.

The Company does not know how existing laws will be applied to the Internet in areas such as property ownership, copyright, trademark, trade secret, obscenity and defamation. New laws or the adaptation of existing laws to the Internet may decrease growth in Internet use, which could decrease the demand for EarthWeb's online services, increase the cost of EarthWeb doing business or otherwise have a material adverse impact on the Company's business, results of operations and financial condition.

Concentration of Stock Ownership

     As of December 30, 1998, the present directors, executive officers, greater than 5% stockholders and their respective affiliates beneficially owned approximately 74% of EarthWeb's outstanding common stock. As of December 30, 1998, Warburg, Pincus Ventures, L.P. ("Warburg") beneficially owned approximately 31% of EarthWeb's outstanding common stock. As a result of their ownership, the directors, executive officers, greater than 5% stockholders (including Warburg) and their respective affiliates collectively are able to control all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control of EarthWeb.

Shares Eligible for Future Sale; Registration Rights

     No prediction can be made as to the effect, if any, that future sales of common stock, or the availability of shares for future sales, will have on the market price of the common stock prevailing from time to time. As of December 30, 1998, there were 7,903,761 shares of common stock outstanding. Of these, the 2,415,000 shares sold in the offering of common stock pursuant to EarthWeb's Registration Statement on Form S-1, effective November 10, 1998 (the "Registration Statement"), are freely tradable without restriction or further registration under the 1933 Act by persons other than "affiliates" of EarthWeb, as that term is defined in Rule 144 under the 1933 Act ("Rule 144"). Remaining shares are "restricted securities," as that term is defined under Rule 144, and may not be publicly resold except in compliance with the registration requirements of the 1933 Act or pursuant to an exemption from such registration requirements, including that provided by Rule 144.

     EarthWeb, its officers and directors and certain of its stockholders have agreed that during the period beginning on November 10, 1998 and continuing to and including the date 180 days after that date they will not:

    . offer, sell, contract to sell or otherwise dispose of common stock or any securities of EarthWeb which are substantially similar to the common stock, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive common stock or any such substantially similar securities; or

    . enter into any swap, option, future, forward or other agreement that transfers, in whole or in part, the economic consequences of ownership of common stock or any securities substantially similar to the common stock (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of November 10, 1998 and the issuance of common stock in connection with the transactions described in the Registration Statement), without the prior written consent of J.P. Morgan Securities Inc.

     As of December 30, 1998, an aggregate of 2,444,796 shares of common stock (including 2,481 shares previously issued upon exercise of vested stock options) were eligible for sale in the public market, subject to Rule 144. Additionally, following the 180 day period referred to above, 5,798,798 shares of common stock may be sold in the public market through the exercise of demand and piggyback registration rights held by certain of EarthWeb's current stockholders.

     As of December 30, 1998, there were outstanding options to purchase 499,212 shares of common stock, of which 107,793 were exercisable under EarthWeb's 1996 Amended and Restated Stock Plan. Future sales of common stock in the public market, the expectation of sales or the availability of shares for sale, could adversely affect the market price of the common stock.

No Prior Trading Market; Potential Volatility of Stock Price

     There can be no assurance that an active trading market for the common stock will be maintained. Further, he market price of the common stock may be highly volatile. Many factors could affect the market price for the common stock:

    .  variations in EarthWeb's financial results;

    .  actual earnings;

    .  earnings estimates by analysts;

    .  fluctuations in the stock prices of competitors;

    .  loss of key management;

    .  adverse regulatory actions or decisions;

    . announcements of extraordinary events such as litigation or acquisitions or changes in pricing policies by EarthWeb or its competitors;

    .  changes in the market for EarthWeb's online services; or

    .  general economic, political and market conditions.

     The common stock is quoted on Nasdaq, which has experienced extreme price and volume trading volatility in recent years. This volatility has had a substantial effect on the market prices of companies for reasons frequently unrelated or disproportionate to the operating performance of those companies. These broad market fluctuations may adversely affect the market price of the common stock.

Absence of Dividends

     EarthWeb anticipates that earnings will be retained for the development of EarthWeb's business and that no cash dividends will be declared on the common stock in the foreseeable future.

Anti-Takeover Provisions

     Certain provisions of the Delaware General Corporation Law (the "DGCL") and EarthWeb's Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws may delay, discourage or prevent a change in control of EarthWeb unless such takeover or change in control is approved by EarthWeb's Board of Directors. Such provisions also may render the removal of directors and management more difficult, may discourage bids for the common stock at a premium over the market price and may adversely affect the market price and the voting and other rights of the holders of common stock. EarthWeb's Amended and Restated By-Laws place certain restrictions on who may call a special meeting of stockholders, and all amendments to the Amended and Restated By-Laws must be approved by either the holders of 66.66% of the outstanding capital stock of EarthWeb entitled to vote in the elections to the Board of Directors or by a majority of the Board of Directors.

     In addition to the common stock, EarthWeb's Amended and Restated Certificate of Incorporation authorizes the issuance of up to 2,000,000 shares of preferred stock without designation. The Board of Directors will have the authority without action by EarthWeb's stockholders to fix the rights, privileges and preferences of, and to issue shares of, this preferred stock, which may have the effect of delaying, deterring or preventing a change in control of EarthWeb.

     Further, EarthWeb's Amended and Restated Certificate of Incorporation provides that the Board of Directors will be divided into three classes of directors serving staggered three-year terms. This classification provision could have the effect of discouraging a third party from attempting to gain control of EarthWeb, and it may only be amended by holders of 66.66% of the outstanding capital stock of EarthWeb entitled to vote in the elections to the Board of Directors.

                                USE OF PROCEEDS

     EarthWeb will not receive any of the proceeds from the sale of shares of common stock by the Selling Stockholder.

                              SELLING STOCKHOLDER

     The Shares of the Company to which this Reoffer Prospectus relates are being registered for reoffers and resales by the Selling Stockholder, who acquired the Shares pursuant to a compensatory benefit plan with EarthWeb for consulting services he provided to EarthWeb. The Selling Stockholder may resell all, a portion or none of such Shares from time to time.

     The table below sets forth with respect to the Selling Stockholder, based upon information available to the Company as of December 30, 1998, the number of Shares owned, the number of Shares registered by this Reoffer Prospectus and the number and percent of outstanding Shares that will be owned after the sale of the registered Shares assuming the sale of all of the registered Shares.

------------------------------------------------------------------------------------------------------
                                          Number of Shares
   Selling           Number of Shares       Registered by      Number of Shares     % of Shares Owned
 Stockholder         Owned Before Sale       Prospectus        Owned after Sale        after Sale
------------------------------------------------------------------------------------------------------

Geoffrey Smith            2,482                2,482                    0                    0
------------------------------------------------------------------------------------------------------

                              PLAN OF DISTRIBUTION

     The Selling Stockholder may sell the Shares for value from time to time under this Reoffer Prospectus in one or more transactions on Nasdaq, in a negotiated transaction or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. The Selling Stockholder may effect such transactions by selling the Shares to or through brokers-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholder and/or the purchasers of the Shares for whom such broker-dealers may act as agent (which compensation may be less than or in excess of customary commissions).

     The Selling Stockholder and any broker-dealers that participate in the distribution of the Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the 1933 Act, and any commissions received by them and any profit on the resale of the Shares sold by them may be deemed be underwriting discounts and commissions under the 1933 Act. All selling and other expenses incurred by the Selling Stockholder will be borne by the Selling Stockholder.

     In addition to any Shares sold hereunder, the Selling Stockholder may, at the same time, sell any shares of common stock, including the Shares, owned by him or her in compliance with all of the requirements of Rule 144, regardless of whether such shares are covered by this Reoffer Prospectus.

     There is no assurance that the Selling Stockholder will sell all or any portion of the Shares offered.

     The Company will pay all expenses in connection with this offering and will not receive any proceeds from sales of any Shares by the Selling Stockholder.

                                 LEGAL MATTERS

     The validity of the common stock offered hereby will be passed upon for the Company by Morrison & Foerster LLP, New York, New York.

                                    EXPERTS

     The balance sheets as of December 31, 1997 and 1996 and the statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997 have been incorporated by reference in this Registration Statement in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                    PART II

               INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The Company's prospectus dated November 10, 1998, filed pursuant to Rule 424(b) of the 1933 Act, is incorporated herein by reference. In addition, all documents filed or subsequently filed by the Company under Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities described herein have been sold or which deregisters all securities then remaining unsold, are incorporated by reference.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145 ("Section 145") of the General Corporation Law of the State of Delaware (the "DGCL") provides that directors and officers of Delaware corporations may, under certain circumstances, be indemnified against expenses (including attorneys' fees) and other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 145 also provides that directors and officers may also be indemnified against expenses (including attorneys' fees) incurred by them in connection with a derivative suit if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

     The Company has implemented such indemnification provisions in its Amended and Restated Certificate of Incorporation which provides that officers and directors shall be entitled to be indemnified by the Company to the fullest extent permitted by law against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any action, suit or proceeding by reason of the fact that he or she is or was an officer or director of the Company.

     The above discussion of the Company's Amended and Restated Certificate of Incorporation and Sections 102(b)(7) and 145 of the DGCL is not intended to be exhaustive and is qualified in its entirety by such Amended and Restated Certificate of Incorporation and statutes.

     For information regarding the Company's undertaking to submit to adjudication the issue of indemnification for violation of the securities laws, see Item 9 below.

Item 7.  Exemption from Registration Claimed.

     With respect to the restricted securities reoffered or resold pursuant to this registration statement, the Company claimed an exemption from registration under the 1933 Act pursuant to Rule 701. The Company issued the securities to the Selling Stockholder pursuant to a compensatory benefit plan with EarthWeb for consulting services the Selling Stockholder provided to EarthWeb. These consulting services were not in connection with the offer and sale of securities in a capital-raising transaction.

Item 8.  Exhibits.

EXHIBIT NO.  Description
-----------  -------------------------------------------------------------------

    4.1      Amended and Restated Certificate of Incorporation

    4.2      Amended and Restated By-laws

    4.3      1998 Stock Incentive Plan (incorporated by reference to Exhibit
             10.9 to the Registrant's Registration Statement filed on Form S-1 (Commission File No. 333-60837) which became effective on November 10, 1998)

    4.4      1998 Employee Stock Purchase Plan (incorporated by reference to
             Exhibit 10.10 to the Registrant's Registration Statement filed on Form S-1 (Commission File No. 333-60837) which became effective on November 10, 1998)

    4.5      Amendment No. 1 to 1998 Stock Incentive Plan dated as of November
             17, 1998

    4.6      Letter Agreement between EarthWeb Inc. and Geoffrey W. Smith Re:
             Compensatory Benefit Plan dated as of April 29, 1998

     5       Opinion of Morrison & Foerster LLP

   23.1      Consent of Morrison & Foerster LLP (set forth in Exhibit 5)

   23.2      Consent of PricewaterhouseCoopers LLP

Item 9.  Undertakings.

         (a) The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a) (3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a) (1)(i) and (a) (1) (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to be believe it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on

January 5, 1999.
                                  EarthWeb Inc.


                                  By: /s/ JACK D. HIDARY
                                     _____________________________________
                                              JACK D. HIDARY,
                                     President and Chief Executive Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES STATED BELOW.

      NAME AND SIGNATURES                  TITLE                    DATE
      -------------------        --------------------------  ------------------

/s/  JACK D. HIDARY              President, Chief             January 5, 1999
_____________________            Executive
JACK D. HIDARY                   Officer and Director



/s/  MURRAY HIDARY               Executive Vice President,    January 5, 1999
_____________________            Secretary, Treasurer and
MURRAY HIDARY                    Director


/s/  NOVA SPIVACK                Director                     January 5, 1999
_____________________
NOVA SPIVACK


/s/  HENRY KRESSEL               Director                     January 5, 1999
_____________________
HENRY KRESSEL


/s/  CARY DAVIS                  Director                     January 5, 1999
_____________________
CARY DAVIS


/s/  IRENE MATH                  Vice President, Finance      January 5, 1999
_____________________            (Principal Financial and
IRENE MATH                       Accounting Officer)

                                 EXHIBIT INDEX

EXHIBIT NO.                       DESCRIPTION
-----------  ------------------------------------------------------------------

    4.1      Amended and Restated Certificate of Incorporation

    4.2      Amended and Restated By-laws

    4.3      1998 Stock Incentive Plan (incorporated by reference to Exhibit
             10.9 to the Registrant's Registration Statement filed on Form S-1 (Commission File No. 333-60837) which became effective on November 10, 1998)

    4.4      1998 Employee Stock Purchase Plan (incorporated by reference to
             Exhibit 10.10 to the Registrant's Registration Statement filed on Form S-1 (Commission File No. 333-60837) which became effective on November 10, 1998)

    4.5      Amendment No. 1 to 1998 Stock Incentive Plan dated as of November
             17, 1998

    4.6      Letter Agreement between EarthWeb Inc. and Geoffrey W. Smith Re:
             Compensatory Benefit Plan dated as of April 29, 1998

     5       Opinion of Morrison & Foerster LLP

   23.1      Consent of Morrison & Foerster LLP (set forth in Exhibit 5)

   23.2      Consent of PricewaterhouseCoopers LLP